GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is executed as of March 1, 2005 by EMERITUS CORPORATION, a Washington corporation (“Guarantor”), in favor of QR LUBBOCK TEXAS PROPERTIES, L.P., a Texas limited partnership (“Landlord”).

R E C I T A L S

A. Landlord and ESC IV, LP, a Washington limited partnership (“Tenant”), have entered into that certain Lease of even date herewith (the “Lease”) with respect to a 56-bed alzheimer’s care facility located in Lubbock, Texas. All initially-capitalized terms used herein and not otherwise defined herein shall have the same meanings given such terms in the Lease.

B. Guarantor acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Lease unless Guarantor was willing to execute and deliver this Guaranty.

AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guaranty.

Guarantor hereby absolutely and unconditionally guarantees to Landlord the following (collectively, the “Guaranteed Obligations”):

(a) payment in full by Tenant of all rent (including, without limitation, Minimum Rent and Additional Rent) and other amounts due under the Lease in the manner and at the time(including any applicable grace periods) prescribed in the Lease;

(b) the full, complete and timely performance by Tenant when due or within any applicable cure periods of all covenants, indemnities and other obligations under the Lease including, without limitation, any indemnity or other obligations of Tenant which survives the expiration or earlier termination of the Lease;

(c) the accuracy and truthfulness in all material respects of all of the representations and warranties made by Tenant under the Lease; and

(d) all reasonable costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease at law or in equity with respect to the matters set forth in clauses (a) through (c), inclusive, above.

2. Performance by Guarantor.

If any of the Guaranteed Obligations shall not be paid or performed when due or within any applicable cure period as required by the Lease, then upon written demand by Landlord, Guarantor shall pay, within ten (10) days of demand by Landlord, such sums and perform such obligations as required by the Lease, without regard to:

(a) any defense, set-off, or counterclaim which Guarantor or Tenant may have or assert;

(b) whether or not Landlord shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Tenant or any other person to collect all or any part of such sums, either pursuant to the provisions of the Lease or at law or in equity (it being understood that this is a guaranty of payment and not collection, and Guarantor’s liability for such payment shall be primary); or

(c) any other condition or contingency.

Guarantor waives any right of exoneration and any right to require Landlord to make an election of remedies. Guarantor covenants and agrees that it shall not knowingly cause any default under the Lease. Guarantor’s performance or satisfaction of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s obligation for that portion of the Guaranteed Obligations which is not performed, and Landlord shall have the right to designate the manner in which any payments made by Tenant under the Lease or by any Guarantor pursuant to this Guaranty are applied to the Guaranteed Obligations. Without in any way limiting the generality of the foregoing, in the event that Landlord receives payment for, or is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to perform, a portion of the Guaranteed Obligations, such payment or judgment shall in no way be deemed to release any Guarantor from its covenant to perform or satisfy any portion of the Guaranteed Obligations which is not satisfied by such payment or collection of such judgment.

3. Guarantor’s Representations and Warranties.

Guarantor hereby represents and warrants unto Landlord that:

(a) this Guaranty constitutes a legal, valid, and binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing;

(b) all of the ownership interest in Tenant is directly or indirectly held by Guarantor; and

(c) this Guaranty is duly authorized, executed and delivered by and binding upon Guarantor.

Any material breach by any Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.

4. Waiver.

Guarantor hereby knowingly, voluntarily and unequivocally waives:

(a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

(b) any and all requirements that Landlord institute any action or proceeding, or exhaust any or all of Landlord’s rights, remedies or recourse, against Tenant or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

(c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Tenant, its successors and assigns, or any Guarantor (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other such person be found not liable thereon for any reason;

(d) the benefits of any and all statutes, laws, rules or regulations applicable in the State of Texas which may require the prior or concurrent joinder of any other party to any action on this Guaranty or which may require the exhaustion of remedies prior to a suit on this Guaranty, all as amended from time to time;

(e) any claim Guarantor might otherwise have against Landlord by virtue of Landlord’s invocation of any right, remedy or recourse permitted it hereunder, under the Lease or otherwise available at law or equity;

(f) any failure, omission, delay or lack on the part of Landlord or Tenant to enforce, assert or exercise any right, power or remedy conferred on Landlord or Tenant in the Lease or this Guaranty or any action on the part of Landlord granting a waiver, indulgence or extension to Tenant or Guarantor;

(g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Tenant, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or any of its assets, or the disaffirmance of the Lease in any such proceeding; and

(h) any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Premises or any portion thereof.

This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Lease Term or any renewal or extension of the Lease Term.

5. Financial Statements and Legal Proceedings.

Guarantor represents and warrants that the annual financial statements heretofore given to Landlord by or on behalf of Guarantor:

(a) are true and correct in all material respects; and

(b) present fairly and accurately the financial condition of such Guarantor through the periods and as of the date set forth therein.

6. Subsequent Acts.

Without notice to, consideration to, or the consent of, Guarantor:

(a) the Lease, and Tenant’s rights and obligations thereunder, may be modified, amended, renewed, assigned or sublet;

(b) any additional parties who are or may become liable for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

(c) Landlord may take, or delay in taking or refuse to take, any and all action with reference to the Lease (regardless of whether same might vary the risk or alter the rights, remedies or recourse of Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor’s obligations and liabilities hereunder. Guarantor’s obligations and liabilities under this Guaranty are primary, absolute and unconditional under any and all circumstances and until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 6, be deemed a legal or equitable discharge or release of Guarantor.

7. Successors and Assigns.

This Guaranty may be enforced as to any one or more breaches either separately or cumulatively, shall inure to the benefit of Landlord (and its successors and assigns) and shall be binding upon Guarantor (and its successors and assigns). All references herein to “Landlord” shall mean the above-named Landlord and any subsequent owner of Landlord’s interest in the Lease. No transfer by Guarantor of its obligations hereunder shall operate to release Guarantor from such obligations unless such a release is specifically granted by Landlord in writing.

8. Remedies Cumulative.

All rights, remedies and recourse afforded to Landlord by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Landlord may have.

9. Subordination.

If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of any Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. During any time in which an Event of Default has occurred and is continuing under the Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Lease.

10. Governing Law.

This Guaranty and all rights and duties of Guarantor and Landlord arising from this Guaranty shall be governed by, construed and enforced in accordance with the internal laws of the state of Texas.

11. [Intentionally-Deleted].

12. Severability.

If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

13. Attorneys’ Fees.

In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

14. Confirmation.

At any time, and at the request of Landlord, Guarantor shall execute and deliver to Landlord a certificate in form and substance reasonably acceptable to Guarantor ratifying and confirming all of Guarantor’s obligations and liabilities under this Guaranty.

15. Benefit to Guarantor.

Guarantor acknowledges that it will benefit from the execution and continued existence of the Lease, and Guarantor further acknowledges that Landlord will be relying upon Guarantor’s guarantee, representations, warranties and covenants contained herein.

16. Notices.

All notices, demands, certificates, requests, consents, approvals, and other similar instruments under this Guaranty shall be made in writing and shall be sent by personal delivery or by either (i) United States registered or certified mail, return receipt requested, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Guarantor:  Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention: Raymond R. Brandstrom, CFO
Fax No.: (206) 301-4500

with a copy to:   The Nathanson Group PLLC
1520 Fourth Avenue, Sixth Floor
Seattle, Washington 98101
Attn: Randi S. Nathanson, Esq.
Facsimile No: (206) 623-1738

If to Landlord:   c/o Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, California 92660
Attn: President and General Counsel
Facsimile No: (949) 759-6876

with a copy to:   Sherry Meyerhoff Hanson & Crance LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California 92660
Attn: Kevin L. Sherry, Esq.
Facsimile No: (949) 719-1212

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given. Such addresses may be changed by notice to the other parties given in the same manner as provided above. If any party is not an individual, notice may be made to any officer, member or principal thereof. In the event Landlord notifies Guarantor of the name and address of Landlord’s lender, Guarantor shall cause a copy of all notices delivered to Landlord by Guarantor to be concurrently therewith delivered to such lender.

17. Incorporation of Recitals.

The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

18. Other Facilities.

(a) Guarantor acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, upon the concentration by Tenant, Guarantor and their respective Affiliates of the licensed alzheimer’s care business within the geographical area in which the Premises is located upon Tenant’s business at the Premises so as to maximize the gross revenues. Guarantor further acknowledges that the diversion of residents and/or patient care activities from the Premises to other facilities owned or operated by Guarantor, Tenant or their respective Affiliates at any time during the Term will have a material adverse impact on the value and utility of the Premises. Therefore, Guarantor agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor Guarantor nor any Affiliate of Tenant or Guarantor shall, without the prior written consent of Landlord, (i) operate, own, participate in or otherwise receive revenues from any other business providing services similar to those of the Business of the Facility within a ten (10) mile radius of the Facility; provided, however, the foregoing shall not be deemed or construed to apply to the facility known as Elmbrook Estates and located at 5301 66th Street, Lubbock, Texas 79424, which Landlord acknowledges is currently owned, leased or managed by Tenant or its Affiliate or to any facilities acquired by Tenant or its Affiliates after the Effective Date (except during the last three (3) Leases Years of the Initial Term or any applicable Renewal Term unless Tenant has elected to renew the Lease for the next applicable Renewal Term), whether by acquisition, lease or management agreement, as part of a transaction or series of related transactions involving three (3) or more facilities, provided that, (A) less than fifty percent (50%) of the facilities involved in any such transaction are located within the area protected by Section 7.3 of the Lease and Section 7.3 of each of the Related Leases, and (B) without the prior written consent of Landlord no such transactions may collectively have the affect of allowing Tenant and/or its Affiliates to operate more than five (5) facilities within the area protected by Section 7.3 of the Lease and Section 7.3 of each of the Related Leases, or (ii) except as is necessary to provide residents or patients with an alternative level of care or as is otherwise necessary as a result of an admissions ban or non payment of stay or to ensure the health and welfare of other residents of the Facility, (A) recommend or solicit the removal or transfer of any resident or patient from the Facility to any other nursing, health care, senior housing or retirement housing facility or (B) divert actual or potential residents or patients of the Business conducted at the Facility to any other facilities owned or operated by Tenant or its Affiliates or to facilities from which Tenant or its Affiliates receive any type of referral fees or other compensation for transfers. In addition, Guarantor hereby covenants and agrees that during the last two (2) years of the Initial Term or any applicable Renewal Term (unless Tenant has elected to renew the Lease for the next applicable Renewal Term) and for a period of one (1) year after the expiration or earlier termination of the Term, Guarantor shall not employ any management or supervisory personnel working at the Facility for any other business without the consent of Landlord in its reasonable discretion. Notwithstanding the foregoing, unless the Lease terminates as a result of an Event of Default by Tenant, the prohibition of employment during the one (1) year period after the expiration or earlier termination of the Term shall not apply to unsolicited personnel who approach Guarantor directly and request employment by Guarantor. The terms of this Section 18(a) shall survive the termination or expiration of the Lease.

(b) Upon a breach of any of the provisions of this Section 18, Landlord shall be entitled to exercise any and all remedies available to it at law, in equity or otherwise. In connection with any such exercise of remedies by Landlord, Guarantor shall have the burden of proving that Landlord could have reasonably mitigated its damages. Guarantor acknowledges that the provisions of this Section 18 have been freely negotiated, reasonably protect the legitimate business interests of the parties hereto, are reasonable in scope and duration, are given as a material inducement to cause Landlord to enter into the Lease and that any violation of the provisions of Section 18 would materially impair the consideration received by Landlord pursuant to the terms of the Lease and this Guaranty and the value of the Premises.

EXECUTED as of the date first set forth above.

        GUARANTOR:

EMERITUS CORPORATION,
a Washington corporation

                                By: /s/ William M. Shorten
                     Its: Director of Real Estate Finance